EXHIBIT 3.3

                OFFICE OF THE SECRETARY OF STATE
                       STATE OF OKLAHOMA
                    [State of Oklahoma Seal]
                            AMENDED
                  CERTIFICATE OF INCORPORATION

     WHEREAS, the Amended Certificate of incorporation of

                        EMAJIX.COM, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

     NOW THEREFORE, 1, the undersigned, Secretary of State of the State Of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and caused affixed the Great Seal of the State of Oklahoma.

     Filed in the City of Oklahoma City this 6th day of April, 2000.


                              /s/ Mike Hunter
                              Secretary of State



[ Seal of Oklahoma]

                    CERTIFICATE OF AMENDMENT
                               TO
                  CERTIFICATE OF INCORPORATION
                               OF
                        EMAJIX.com, Inc.

     PURSUANT TO a Resolution of the Stockholders of Southern Wireless, Inc. which was approved and passed March 28, 2000 by a majority of more that 2/3 of the shares then outstanding, and by a Resolution approved and passed unanimously by the Board of Directors of Southern Wireless, Inc. March 28, 2000, the Certificate of Incorporation is hereby amended in that the name of the Corporation is changed to EMAJIX.com, Inc.. Pursuant to the aforementioned Resolutions, this amendment is effective upon filing.

     THE UNDERSIGNED, being all of the Directors of the Corporation, hereby declare and certify that this amendment is pursuant to a Resolution of a majority of the shareholders and of a Resolution of all of the Directors and that the amendment has been duly adopted in accordance with the provisions of Title 18 subsection 1077 of the General Corporation Act.

Dated this 28th  day of March, 2000

                              /s/ W. A. Walker
                              W. A. Walker, Jr. Director


                              /s/ Ryan Corley
                              Ryan Corley, Director